Exhibit 99.1

SCIO Diamond Appoints New Members to Board of Directors

GREENVILLE, SC, May 29, 2014 /CNW/ — Scio Diamond Technology Corporation (OTCQB: SCIO) (hereinafter “Scio” or the “Company”) a manufacturer of lab-grown diamond for the gemstone and industrial marketplace, today, announced the appointment of two new independent members of the Company’s Board of Directors.  Additionally, Edward Adams, the Chairman of Scio’s Board of Directors, announced the completions of Committee Charters for Scio’s Board of Director’s Audit, Compensation, Nominating and Corporate Governance Committees.  All Committee Charters are drafted to conform to the Change in Company’s By-laws announced on April 14, 2014.  The following are Scio’s new Board members:

Mr. Gerald McGuire

Mr. McGuire brings over twenty-five (25) years of semiconductor industry experience to Scio. .  The semi-conductor industry is expected to be a strong growth area for Scio in the years ahead.   Mr. McGuire was most recently, a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor.  Prior to Fairchild Semiconductor, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices.  He spent twenty-three (23) years at Analog Devices in various technical, marketing and business roles.  His specialties include: product marketing and branding, product development and strategy.  Mr. McGuire has spent his career determining what global customers want and how to deliver it.

Mr. James Korn

James A. Korn currently serves as the Chief Executive Officer of Temp-Air, Inc., a leading manufacturer of temporary industrial and commercial HVAC equipment. Prior to Temp-Air, Mr. Korn was the Chief Legal Officer of Deephaven Capital Management, a $4 billion dollar multi-strategy hedge fund in Minneapolis, Minnesota.  As an attorney in private practice at Fredrikson & Byron, a 260-attorney law firm based in Minneapolis, Mr. Korn developed extensive experience in both mergers and acquisitions and in corporate finance.  Mr. Korn received his B.A. in economics, magna cum laude, from Providence College and his J.D., cum laude, from the University of Minnesota Law School.

Edward Adams, Scio’s Chairman commented, “We welcome these two outstanding new board members at this exciting time for our Company.  Scio is in the early stages of a transformational process as a company and I am pleased that Mr. McGuire and Mr. Korn will be joining us in these efforts. I look forward to their contributions and to the continued growth and success of this company.”

About Scio

Scio employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal diamonds in a controlled laboratory setting.  These are known as “lab-grown” diamonds. Lab-grown diamonds have chemical, physical and optical properties identical to “earth-mined” diamonds. The

Company’s manufacturing process produces high-quality, high-purity, single-crystal colorless, near colorless and fancy colored diamonds.

Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds.  Additionally, Scio is capable of producing diamonds that have the structural, optical and electronic characteristics for industrial, medical and semiconductor applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SOURCE: Scio Diamond Technology Corporation

For further information:     Mike McMahon at info@sciodiamonds.com

Joe Cunningham at jcunningham@sciodiamond.com   612 991-1778